Press Release



                           JEFFERSON BANCSHARES, INC.
                       TO FUND PURCHASE OF 279,500 SHARES

         February 10, 2004, Morristown, TN. Jefferson Bancshares, Inc. (Nasdaq:
JFBI) today announced that the Company has funded a trust that will purchase up to 279,500 shares, or 3.3%, of the Company's outstanding common stock. The shares acquired by the trust will be used to fund restricted stock awards under the Company's 2004 Stock-Based Incentive Plan, which was recently approved by shareholders. Share purchases will be conducted by the independent trustee of the trust through open market purchases.

         Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services within its local communities through its main office and two drive through facilities in Morristown. More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.
                ------------------------

Contact:
Anderson L. Smith, 423-586-8421
Jane P. Hutton, 423-586-8421